                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                [ ]  Confidential, for Use of the Commission
                                                     Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule
     14a-11(c) or Rule 14a-12

                                 HARMONIC INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                                 HARMONIC INC.
                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON JUNE 18, 2001
                            ------------------------

TO THE STOCKHOLDERS OF HARMONIC INC.:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Harmonic Inc., a Delaware corporation (the "Company"), will be held on Monday, June 18, 2001 at 8:00 a.m., Pacific Time, at The Westin Hotel, 5101 Great America Parkway, Santa Clara, California, 95054, for the following purposes:

     1. To elect six directors to serve for the ensuing year or until their successors are elected and duly qualified.

     2. To approve an amendment to the 1995 Stock Plan to increase the number of shares of Common Stock reserved for issuance thereunder by 1,400,000 shares.

     3. To ratify the appointment of PricewaterhouseCoopers LLP as independent auditors of the Company for the fiscal year ending December 31, 2001.

     4. To transact such other business as may properly come before the meeting and any adjournment or postponement thereof.

     The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

     Only stockholders of record at the close of business on April 20, 2001 are entitled to notice of and to vote at the meeting and any adjournment thereof.

     All stockholders are cordially invited to attend the meeting in person. However, to ensure your representation at the meeting, you are urged to mark, sign, date and return the enclosed proxy card as promptly as possible in the postage-prepaid envelope enclosed for that purpose. Any stockholder attending the meeting may vote in person even if such stockholder has returned a proxy.

                                          By Order of the Board of Directors

                                          /s/ Jeffrey D. Saper
                                          Jeffrey D. Saper,
                                          Secretary

Sunnyvale, California
April 26, 2001

                             YOUR VOTE IS IMPORTANT

     IN ORDER TO ASSURE YOUR REPRESENTATION AT THE MEETING, YOU ARE REQUESTED TO COMPLETE, SIGN AND DATE THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE AND RETURN IT IN THE ENCLOSED ENVELOPE.

                                 HARMONIC INC.
                                 549 BALTIC WAY
                          SUNNYVALE, CALIFORNIA 94089
                            ------------------------

                                PROXY STATEMENT
                            ------------------------

                   INFORMATION CONCERNING SOLICITATION VOTING

GENERAL

     The enclosed Proxy is solicited on behalf of the Board of Directors of Harmonic Inc., a Delaware corporation (the "Company"), for use at the Annual Meeting of Stockholders (the "Annual Meeting") to be held June 18, 2001 at 8:00 a.m., Pacific Time, or at any adjournment thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Stockholders. The Annual Meeting will be held at The Westin Hotel, 5101 Great America Parkway, Santa Clara, California, 95054. The telephone number of the Company's principal offices is (408) 542-2500.

     These proxy solicitation materials and the Company's Annual Report to Stockholders for the year ended December 31, 2000, including financial statements, were mailed on or about May 15, 2001 to all stockholders entitled to vote at the meeting.

RECORD DATE AND VOTING SECURITIES

     Stockholders of record at the close of business on April 20, 2001 (the "Record Date") are entitled to notice of and to vote at the meeting. At the Record Date, 58,216,500 shares of the Company's Common Stock, $0.001 par value per share, were issued and outstanding.

REVOCABILITY OF PROXIES

     Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Secretary of the Company a written notice of revocation or a duly executed proxy bearing a later date or by attending the meeting and voting in person.

VOTING AND SOLICITATION

     Each stockholder is entitled to one vote for each share of Common Stock on all matters presented at the Annual Meeting. Stockholders do not have the right to cumulate their votes in the election of directors.

     The Company will bear the cost of soliciting proxies. In addition, the Company may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to such beneficial owners. Solicitation of proxies by mail may be supplemented by telephone, telegram, facsimile or personal solicitation by directors, officers or employees of the Company. No additional compensation will be paid to such persons for such services.

QUORUM; ABSTENTIONS; BROKER NON-VOTES

     The required quorum for the transaction of business at the Annual Meeting is a majority of the votes eligible to be cast by holders of shares of Common Stock issued and outstanding on the Record Date. Shares that are voted "FOR," "AGAINST," "WITHHELD" or "ABSTAIN" are treated as being present at the meeting for purposes of establishing a quorum and are also treated as shares entitled to vote at the Annual Meeting (the "Votes Cast") with respect to such matter.

     While there is no definitive statutory or case law authority in Delaware as to the proper treatment of abstentions, the Company believes that abstentions should be counted for purposes of determining both (i) the presence or absence of a quorum for the transaction of business and (ii) the total number of Votes

Cast with respect to a proposal (other than the election of directors). In the absence of controlling precedent to the contrary, the Company intends to treat abstentions in this manner. Accordingly, abstentions will have the same effect as a vote against the proposal.

     The Delaware Supreme Court has held that, while broker non-votes should be counted for purposes of determining the presence or absence of a quorum for the transaction of business, broker non-votes should not be counted for purposes of determining the number of Votes Cast with respect to the particular proposal on which the broker has expressly not voted. The Company intends to treat broker non-votes in a similar manner. Thus, a broker non-vote will not affect the outcome of the voting on a proposal.

DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS

     Proposals of stockholders of the Company that are intended to be presented by such stockholders at the Company's 2002 annual meeting and that stockholders desire to have included in the Company's proxy materials relating to such meeting must be received by the Company no later than January 7, 2002, which is 120 calendar days prior to the anniversary of the mailing date of this proxy statement, and must be in compliance with applicable laws and regulations in order to be considered for possible inclusion in the proxy statement and form of proxy for that meeting. Under the Company's bylaws, a stockholder's notice of business to be brought before an annual meeting must set forth, as to each proposed matter: a) a brief description of the business and reason for conducting such business at the meeting; b) the name and address as they appear on the Company's books of the stockholder; c) the class and number of shares of the Company owned by the stockholder; d) any material interest of the stockholder in such business; and e) any other information that may be required under Regulation 14A of the SEC rules.

     SEC rules also establish a different deadline for submission of stockholder proposals that are not intended to be included in the Company's proxy statement with respect to discretionary voting. The discretionary vote deadline for the year 2002 annual meeting is March 31, 2002, 45 calendar days prior to the anniversary of the mailing date of this proxy statement. If a stockholder gives notice of such a proposal after the discretionary vote deadline, the Company's proxy holders will be allowed to use their discretionary voting authority to vote against the stockholder proposal when and if the proposal is raised at the Company's year 2002 annual meeting.

     The Company has not been notified by any stockholder of his or her intent to present a stockholder proposal from the floor at this year's annual meeting.

                                 PROPOSAL ONE:

                             ELECTION OF DIRECTORS

NOMINEES

     The Company has authorized a Board of six directors, and six directors are to be elected at the Annual Meeting. Each of the directors elected at the Annual Meeting will hold office until the Annual Meeting of Stockholders in 2002 or until his successor has been duly elected and qualified.

     Unless otherwise instructed, the proxy holders will vote the proxies received by them for the Company's six nominees named below, all of whom are currently directors of the Company. In the event that any nominee of the Company becomes unable or declines to serve as a director at the time of the Annual Meeting, the proxy holders will vote the proxies for any substitute nominee who is designated by the current Board of Directors to fill the vacancy. It is not expected that any nominee listed below will be unable or will decline to serve as a director.

     The names of the nominees for director and certain information about each of them are set forth below.

             NAME                AGE                    PRINCIPAL OCCUPATION
             ----                ----                   --------------------
Anthony J. Ley.................   62     Chairman of the Board of Directors, President and
                                         Chief Executive Officer, Harmonic Inc.
Baryn S. Futa..................   45     Manager and Chief Executive Officer, MPEG LA, LLC
E. Floyd Kvamme................   63     General Partner, Kleiner Perkins Caufield & Byers
David A. Lane..................   42     General Partner, Diamondhead Ventures
Barry D. Lemieux...............   61     Retired; former President of American Cablesystems
                                         Corporation
Michel L. Vaillaud.............   69     Retired; former Chairman and CEO of Schlumberger,
                                         Limited

     Except as indicated below, each nominee or incumbent director has been engaged in the principal occupation set forth above during the past five years. There are no family relationships between any directors or executive officers of the Company.

     Anthony J. Ley has served as Harmonic's President and Chief Executive Officer since November 1988. Mr. Ley was elected Chairman of the Board of Directors in 1995. From 1963 to 1987, Mr. Ley was employed at Schlumberger, both in Europe and the United States, holding various senior business management and research and development positions, most recently as Vice President, Research and Engineering at Fairchild Semiconductor/Schlumberger in Palo Alto, California. Mr. Ley holds an M.A. in mechanical sciences from the University of Cambridge and an S.M.E.E. from the Massachusetts Institute of Technology, is named as an inventor on 29 patents and is a Fellow of the I.E.E. (U.K.) and a senior member of the I.E.E.E.

     Baryn S. Futa was appointed to the Board of Directors in May 2000, having served on the Board of Directors of C-Cube Microsystems since 1994. In 1996, he founded MPEG LA, LLC, a company formed to provide licensing access to essential MPEG-2 intellectual property to users of the technology, where he currently serves as Manager and Chief Executive Officer. From 1988 to June 1996, he served as the Executive Vice President and Chief Operating Officer of Cable Television Laboratories, Inc., a research and development consortium of cable television system operators.

     E. Floyd Kvamme has been a director of the Company since 1990. Since 1984, Mr. Kvamme has been a general partner of Kleiner Perkins Caufield & Byers, a venture capital firm. Mr. Kvamme is also a director of Brio Technology, Inc., National Semiconductor Corporation, Photon Dynamics, Inc., Power Integrations, Inc., as well as several private companies. Mr. Kvamme holds a B.S.E.E. from the University of California, Berkeley and an M.S.E.E. from Syracuse University.

     David A. Lane has been a director of the Company since 1992. Since June 2000, Mr. Lane has been a general partner and co-founder of Diamondhead Ventures, a venture capital firm. From 1994 to 2000 he was a general partner of Alpine Technology Ventures, a venture capital firm. From 1987 to 1994, he was a Vice President at the Harvard Private Capital Group, the investment affiliate through which the Harvard Management Company made private and direct investments. Mr. Lane is also a director of several private companies. Mr. Lane holds a B.S.E.E. from the University of Southern California and an M.B.A. from Harvard University.

     Barry D. Lemieux has been a director of the Company since January 1996. Now retired, from 1978 to 1988 Mr. Lemieux was with American Cablesystems Corporation, most recently as President and Chief Operating Officer. In addition to marketing and general management positions with major telephone and cable television companies, Mr. Lemieux has served on numerous cable television industry committees, is a former director of the Cable Advertising Bureau (CAB) and past Chairman of the Cable and Telecommunications Association for Marketing
(CTAM). Mr. Lemieux is also a director of several private companies. Mr. Lemieux holds a B.A. in history from Hofstra University and an M.A.T. from Harvard University.

     Michel L. Vaillaud has been a director of the Company since March 1997. Now retired, from 1973 to 1986 Mr. Vaillaud was with Schlumberger, Limited, most recently as Chairman and Chief Executive Officer.

He is a graduate of Ecole Polytechnique in Paris and Ecole Nationale Superieure des Mines in Paris. He serves as a Trustee of the Institute of Advanced Studies in Princeton, New Jersey.

BOARD MEETINGS AND COMMITTEES

     The Board of Directors of the Company held a total of 6 meetings during the fiscal year ended December 31, 2000. No incumbent director attended fewer than 75% of the meetings of the Board of Directors or the committees upon which such director served during 2000.

     The Board of Directors has an Audit Committee, a Compensation Committee and a Nominating Committee.

     The Audit Committee currently consists of Messrs. Lane, Lemieux, Kvamme and Vaillaud. The Audit Committee principally reviews the scope and results of the annual audit of the financial statements and other services provided by the Company's independent auditors. In addition, the Audit Committee reviews the information provided to stockholders and the Company's systems of internal controls. The Audit Committee held 4 meetings during 2000.

     The Compensation Committee currently consists of Messrs. Kvamme and Lemieux. The Compensation Committee is responsible for reviewing and approving the Company's compensation policies and the compensation paid to executive officers. This committee held 2 meetings during 2000.

     The Nominating Committee was established on April 18, 2000 and currently consists of Messrs. Lane and Lemieux. The Nominating Committee is responsible for identifying and nominating suitable candidates for the Company's Board of Directors and for review and recommendations concerning compensation of Board members.

COMPENSATION OF DIRECTORS

     During 2000, each non-employee director was paid a retainer of $6,000 and a fee of $1,000 for attendance at each Board meeting, plus reasonable expenses. Effective January 1, 2001, each non-employee director will be paid a retainer of $8,000, plus $2,000 per Board meeting attended and $1,000 per Board Committee meeting attended. The 1995 Director Option Plan provides for the grant of nonstatutory stock options to certain non-employee directors of the Company who are not representatives or beneficial owners of certain previously affiliated investment funds, by means of an automatic, non-discretionary grant mechanism. Each eligible outside director is granted an option to purchase 4,000 shares of Common Stock upon election to the Board of Directors and a further option to purchase 4,000 shares on the date of re-election to the Board if on such date, he shall have served on the Board for at least six months.

VOTE REQUIRED AND RECOMMENDATION

     The six nominees receiving the highest number of affirmative votes of the shares entitled to vote on this matter shall be elected as directors. Votes withheld from any director will be counted for purposes of determining the presence or absence of a quorum but are not counted as affirmative votes. A broker non-vote will be counted for purposes of determining the presence or absence of a quorum, but, under Delaware law, it will have no other legal effect upon the election of directors.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS VOTING "FOR" THE NOMINEES SET FORTH ABOVE.

                                 PROPOSAL TWO:

                          AMENDMENT OF 1995 STOCK PLAN

     At the Annual Meeting, the stockholders are being asked to approve an amendment of the Company's 1995 Stock Plan (the "Option Plan") to increase the number of shares of Common Stock reserved for issuance thereunder by 1,400,000 shares to a total of 5,800,000 shares. The adoption of the Plan was approved by the Board of Directors in March 1995 and became effective upon the Company's initial public offering in May 1995. As of April 20, 2001, options to purchase an aggregate of 2,885,483 shares of the Company's Common Stock were outstanding under the Option Plan, with a weighted average exercise price of $15.61 per share, and 1,112,296 shares have been issued upon exercise of stock options granted under the Option Plan. Accordingly, as of April 20, 2001, only 402,221 shares were available for future grant under the Option Plan (excluding the 1,400,000 shares subject to approval at the Annual Meeting). In addition, options to purchase a total of 5,562,787 shares were outstanding as follows:

1988 Stock Option Plan (the "1988 Plan")....................    243,452
C-Cube Microsystems 1993 Stock Option Plan (the "1993
  Plan")....................................................        144
C-Cube Microsystems 1994 Stock Option Plan (the "1994
  Plan")....................................................  1,065,111
C-Cube Microsystems SSOP Stock Option Plan (the "SSOP
  Plan")....................................................    151,840
1997 Non-Statutory Option Plan (the "1997 NSO Plan")........    421,244
1999 Non-Statutory Stock Option Plan (the "1999 NSO
  Plan")....................................................  3,680,996
                                                              ---------
                                                              5,562,787

     The 1997 NSO Plan was established in connection with the Company's acquisition of New Media Communication Ltd. in January 1998. The 1993 Plan, 1994 Plan and the SSOP Plan were assumed in connection with the Company's acquisition of the DiviCom business of C-Cube Microsystems Inc. in May 2000. No further shares are available for grant under any of the above plans, except for 719,004 shares available for future grant under the 1999 NSO Plan.

     The Option Plan authorizes the Board of Directors to grant stock options to eligible employees and consultants of the Company. The Option Plan is structured to allow the Board of Directors to create equity incentives in order to assist the Company in attracting, retaining and motivating the best available personnel for the successful conduct and growth of the Company's business. The Committee believes that the Option Plan is an essential tool to link the long-term interests of stockholders and employees and serves to motivate executives to make decisions that will, in the long run, give the best returns to stockholders. The Company has, therefore, consistently included equity incentives as a significant component of compensation for a broad range of the Company's employees. In addition, the Company believes this practice is critical to the Company's ability to attract and retain employees in a highly competitive market for managerial and technical talent. The Company's geographic location in Silicon Valley exposes it to particularly intense competition in the labor market from both private and public companies. Equity incentives are offered by most companies with which the Company competes for employees and it is essential for the Company to be able to provide stock options to both new and existing employees.

     On April 24, 2001, the Board of Directors approved an amendment to the Option Plan to increase the number of shares reserved for issuance thereunder by 1,400,000 shares to a total of 5,800,000 shares. The stockholders are being asked to approve this amendment at the Annual Meeting. In addition, on April 24, 2001 the Board of Directors approved an amendment to the Option Plan to prohibit any option from being repriced, replaced or regranted through cancellation or modification (without prior stockholder approval) if the effect would be to reduce the exercise price of such option and the reduction in exercise price would result in variable award accounting under Financial Accounting Standards Board Interpretation No. 44.

     The Board of Directors believe that the remaining shares available for grant under the Option Plan are insufficient to accomplish the purposes of the Option Plan described above.

SUMMARY OF THE PLAN

     General. The Option Plan authorizes the Board of Directors (the "Board"), or one or more committees which the Board may appoint from among its members (the "Committee"), to grant options and rights to purchase Common Stock. Options granted under the Option Plan may be either "incentive stock options" as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), or nonstatutory stock options, as determined by the Board or the Committee.

     Administration. The Option Plan may be administered by the Board or the Committee. Subject to the other provisions of the Option Plan, the Board has the authority to: (i) interpret the plan and apply its provisions; (ii) prescribe, amend or rescind rules and regulations relating to the Option Plan; (iii) select the persons to whom options and rights are to be granted; (iv) determine the number of shares to be made subject to each option and right; (v) determine whether and to what extent options and rights are to be granted; (vi) prescribe the terms and conditions of each option and right (including the exercise price, whether an option will be classified as an incentive stock option or a nonstatutory option and the provisions of the stock option or stock purchase agreement to be entered into between the Company and the grantee); (vii) amend any outstanding option or right subject to applicable legal restrictions; except for the reduction of the exercise price of an option in the event that the market price of the stock shall have declined since the option was granted;
(viii) authorize any person to execute, on behalf of the Company, any instrument required to effect the grant of an option or right; and (ix) subject to certain limitations, take any other actions deemed necessary or advisable for the administration of the Option Plan. All decisions, interpretations and other actions of the Committee shall be final and binding on all holders of options or rights and on all persons deriving their rights therefrom.

     Eligibility. The Option Plan provides that options and rights may be granted to the Company's employees and independent consultants. Incentive stock options may be granted only to employees. Any optionee who owns more than 10% of the combined voting power of all classes of outstanding stock of the Company (a "10% Stockholder") is not eligible for the grant of an incentive stock option unless the exercise price of the option is at least 110% of the fair market value of the Common Stock on the date of grant.

     Limitations. Section 162(m) of the Code places limits on the deductibility for federal income tax purposes of compensation paid to certain executive officers of the Company. In order to preserve the Company's ability to deduct the compensation income associated with options and stock purchase rights granted to such persons, the Plan provides that no employee may be granted, in any fiscal year of the Company, options and stock purchase rights to purchase more than 600,000 shares of Common Stock.

     Terms and Conditions of Options. Each option granted under the Option Plan is evidenced by a written stock option agreement between the optionee and the Company and is subject to the following terms and conditions:

          (a) Exercise Price. The Board or the Committee determines the exercise price of options at the time the options are granted. However, excluding options issued to 10% Stockholders, the exercise price of an incentive stock option must not be less than 100% of the fair market value of the Common Stock on the date the option is granted, and the exercise price under a nonstatutory option shall be determined by the administrator of the Option Plan, but may not be less than 85% of the fair market value of the Common Stock on the date the option is granted. As the Company's Common Stock is listed on the Nasdaq National Market, the fair market value is the closing sale price for the Common Stock (or the closing bid if no sales were reported) on the date the option is granted. In addition, no option granted under the Option Plan may be repriced, replaced or regranted through cancellation or modification (without stockholder approval) if the effect would be to reduce the exercise price of such option and the reduction in exercise price would result in variable award accounting under Financial Accounting Standards Board Interpretation No. 44.

          (b) Form of Consideration. The means of payment for shares issued upon exercise of an option is specified in each option agreement and generally may be made by cash, check, a full-recourse promissory note, other shares of Common Stock of the Company owned by the optionee, delivery of an exercise notice together with irrevocable instructions to a broker to deliver the exercise price to the Company from sale or loan proceeds, or by a combination thereof.

          (c) Exercise of the Option. Each stock option agreement will specify the term of the option and the date when the option is to become exercisable. However, in no event shall an option granted under the Option Plan be exercised more than 10 years after the date of grant.

          Moreover, in the case of an incentive stock option granted to a 10% Stockholder, the term of the option shall be for no more than five years from the date of grant. To date, all options granted under the Option Plan have vested 25% on the first anniversary from the date of grant and 1/48 per month thereafter.

          (d) Termination of Employment. If an optionee's employment terminates for any reason (other than death or permanent disability), then all options held by such optionee under the Option Plan expire upon the earlier of (i) such period of time as is set forth in his or her option agreement (but not to exceed three months after the termination of his or her employment in the event of an incentive stock option) or (ii) the expiration date of the option. The optionee may exercise all or part of his or her option at any time before such expiration to the extent that such option was exercisable at the time of termination of employment.

          (e) Permanent Disability. If an employee is unable to continue employment with the Company as a result of permanent and total disability (as defined in the Code), then all options held by such optionee under the Option Plan shall expire upon the earlier of (i) 12 months after the date of termination of the optionee's employment or (ii) the expiration date of the option. The optionee may exercise all or part of his or her option at any time before such expiration to the extent that such option was exercisable at the time of termination of employment.

          (f) Death. If an optionee dies while employed by the Company, his or her option shall expire upon the earlier of (i) 12 months after the optionee's death or (ii) the expiration date of the option. The executors or other legal representative or the optionee may exercise all or part of the optionee's option at any time before such expiration to the extent that such option was exercisable at the time of death.

          (g) Termination of Options. Each stock option agreement will specify the term of the option and the date when all or any installment of the option is to become exercisable. Notwithstanding the foregoing, however, the term of any incentive stock option shall not exceed 10 years from the date of grant. No options may be exercised by any person after the expiration of its term.

          (h) Nontransferability of Options. During an optionee's lifetime, his or her option(s) shall be exercisable only by the optionee and shall not be transferable other than by will or laws of descent and distribution.

          (i) Limitations. If the aggregate fair market value of all shares of Common Stock subject to an optionee's incentive stock option which are exercisable for the first time during any calendar year exceeds $100,000, the excess options shall be treated as nonstatutory options.

          (j) Other Provisions. The stock option agreement may contain such terms, provisions and conditions that are inconsistent with the Option Plan as may be determined by the Board or the Committee.

     Stock Purchase Rights. The Option Plan permits the Company to grant rights to purchase Common Stock either alone or in tandem with other awards granted under the Option Plan and/or cash awards made outside of the Option Plan. Rights may be granted to purchase up to an aggregate of 586,498 shares of Common Stock (which is equal to the sum of the 446,498 shares available for future grant as Stock Purchase Rights as of the Record Date plus 140,000 shares or 10% of the 1,400,000 share increase which is the subject of this Proposal Two). The offer of a right must be accepted within six months of its grant by the execution of a restricted stock purchase agreement between the Company and the offeree and the payment of the purchase price of the shares. Unless the Board or the Committee determines otherwise, the restricted stock purchase agreement shall grant the Company a repurchase option exercisable upon termination of the purchaser's employment or consulting relationship with the Company. The purchase price for any shares repurchased by the Company shall be the original price paid by the purchaser. The repurchase option shall lapse at such rate as the Board or the Committee may determine.

     Adjustment Upon Changes in Capitalization, Corporate Transactions. In the event that the stock of the Company is changed by reason of any stock split, reverse stock split, stock dividend, recapitalization or other change in the capital structure of the Company, appropriate proportional adjustments shall be made in the number and class of shares of stock subject to the Option Plan, the number and class of shares of stock subject to any option or right outstanding under the Option Plan, and the exercise price of any such outstanding option or right. Any such adjustment shall be made upon approval of the Board and, if required, the stockholders of the Company, whose determination shall be conclusive. Notwithstanding the above, in connection with any merger, consolidation, acquisition of assets or like occurrence involving the Company, each outstanding option and right may be assumed or an equivalent option or right may be substituted by a successor corporation. The Administrator may, in lieu of such assumption or substitution, provide (i) for the Optionee to have the right to exercise the Option or Stock Purchase Right as to all or a portion of the Optioned Stock, including Shares as to which it would not otherwise be exercisable, and (ii) for any Restricted Stock held by an Optionee to become fully vested.

     Amendment, Suspensions and Termination of the Plan. The Board may amend, suspend or terminate the Option Plan at any time; provided, however, that stockholder approval is required for any amendment to the extent necessary to comply with Rule 16b-3 promulgated under the Securities Exchange Act of 1934 ("Rule 16b-3") or Section 422 of the Code, or any similar rule or statute. In any event, the Option Plan will terminate automatically in 2005.

     Federal Tax Information. Options granted under the Option Plan may be either "incentive stock options," as defined in Section 422 of the Code, or nonstatutory options.

     An optionee who is granted an incentive stock option will not recognize taxable income either at the time the option is granted or upon its exercise, although the exercise may subject the optionee to alternative minimum tax. Upon the sale or exchange of the shares more than two years after grant of the option and one year after exercising the option, any gain or loss will be treated as long-term capital gain or loss. If these holding periods are not satisfied, the optionee will recognize ordinary income at the time of sale or exchange equal to the difference between the exercise price and the lower of (i) the fair market value of the shares at the date of the option exercise or (ii) the sale price of the shares. A different rule for measuring ordinary income upon such a premature disposition may apply if the optionee is also an officer, director, or 10% stockholder of the Company. The Company will be entitled to a deduction in the same amount as the ordinary income recognized by the optionee. Any gain or loss recognized on such a premature disposition of the shares in excess of the amount treated as ordinary income will be characterized as long-term or short-term capital gain or loss, depending on the holding period.

     All other options which do not qualify as incentive stock options are referred to as nonstatutory options. An optionee will not recognize any taxable income at the time he is granted a nonstatutory option. However, upon its exercise, the optionee will recognize taxable income generally measured as the excess of the then fair market value of the shares purchased over the purchase price. Any taxable income recognized in connection with an option exercise by an optionee who is also an employee of the Company will be subject to tax withholding by the Company. Upon resale of such shares by the optionee, any difference between the sale price and the optionee's purchase price, to the extent not recognized as taxable income as described above, will be treated as long-term or short-term capital gain or loss, depending on the holding period.

     Unless limited by Section 162(m) of the Code, the Company will be entitled to a tax deduction in the same amount as the ordinary income recognized by the optionee with respect to shares acquired upon exercise of a nonstatutory option.

     A recipient of restricted stock will have ordinary income equal to the fair market value of the shares at the time if and when the share restrictions lapse. Under current federal tax law, however, the employee may elect to include as ordinary income for the year of the award the fair market value of the shares on the grant date. The restrictions on the shares will not affect fair market value for purposes of such an election. If the election is made, the recipient will not incur additional tax liability until the sale or disposition of the shares. Unless limited by Section 162(m) of the Code, the Company is entitled to a federal tax deduction in the same amount and at the same time as the employee realizes ordinary income.

     The foregoing is only a summary of the effect of federal income taxation upon the optionee and the Company with respect to the grant and exercise of options under the Option Plan, does not purport to be complete, and does not discuss the tax consequences of the optionee's death or the income tax laws of any municipality, state or foreign country in which an optionee may reside.

VOTE REQUIRED AND RECOMMENDATION

     The affirmative vote of a majority of the Votes Cast will be required to approve the amendment to the Option Plan.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS VOTING "FOR" THE APPROVAL OF THE AMENDMENT TO THE OPTION PLAN.

                                PROPOSAL THREE:

             RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS

     The Board of Directors has selected PricewaterhouseCoopers LLP, independent accountants, to audit the financial statements of the Company for the year ending December 31, 2001. PricewaterhouseCoopers LLP has served as the Company's independent accountants since 1989. In the event of a negative vote on the ratification of PricewaterhouseCoopers LLP, the Board of Directors will reconsider its selection. Information regarding fees billed to the Company by PricewaterhouseCoopers LLP can be found in the Report of the Audit Committee of the Board of Directors below. Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting and will have the opportunity to make a statement if they so desire. The representatives also are expected to be available to respond to appropriate questions from stockholders.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS VOTING "FOR" THE RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS AS THE COMPANY'S INDEPENDENT ACCOUNTANTS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2001.

                             ADDITIONAL INFORMATION

EXECUTIVE COMPENSATION

     The following Summary Compensation Table sets forth certain information regarding the compensation of the Chief Executive Officer of the Company and the other four most highly compensated executive officers of the Company whose salary plus bonus exceeded $100,000 in the last fiscal year (collectively, the "Named Executive Officers") for services rendered in all capacities to the Company during the fiscal years ended December 31, 1998, December 31, 1999 and December 31, 2000.

                           SUMMARY COMPENSATION TABLE

                                                                                           LONG TERM
                                                                                          COMPENSATION
                                                        ANNUAL                            ------------
                                                    COMPENSATION(1)                        SECURITIES
                                                  -------------------        OTHER         UNDERLYING
       NAME AND PRINCIPAL POSITION         YEAR    SALARY     BONUS     COMPENSATION(1)     OPTIONS
       ---------------------------         ----   --------   --------   ---------------   ------------
Anthony J. Ley...........................  2000   $359,327   $ 50,000            --          70,000
  Chairman of the Board,                   1999    325,000    641,069            --          50,000
  President & Chief                        1998    300,000     50,000            --          80,000
  Executive Officer
Moshe Nazarathy(1)(2)....................  2000    241,037     25,000       174,297          40,000
  Senior Vice President,                   1999    189,883    374,779            --          20,000
  Chief Technology Officer                 1998    168,242     25,000            --          24,000
Mark Carrington(3).......................  2000    254,231     30,000            --          30,000
  Senior Vice President,                   1999         --         --            --          24,000
  Worldwide Sales and Services             1998         --         --            --          24,000
Israel Levi..............................  2000    214,567     30,000            --          30,000
  Senior Vice President,                   1999    185,000    384,916            --          20,000
  Research & Development,                  1998    170,000     25,000            --          24,000
  Broadband Access Networks
Robin N. Dickson.........................  2000    209,690     30,000            --          45,000
  Chief Financial Officer                  1999    183,596    374,781            --          24,000
                                           1998    160,000     25,000            --          24,000

---------------
(1) Included in Other Compensation for Dr. Nazarathy are relocation expenses and a housing allowance for a approximately $164,000 in connection with his assignment overseas. The Company did not pay the remaining Named Executive Officers any compensation, including incidental personal benefits, in excess of 10% of such executive officer's salary.

(2) Dr. Nazarathy resigned from the Company on February 1, 2001.

(3) Mr. Carrington resigned from the Company on March 19, 2001.

     Mr. Michael Moone joined the Company on February 12, 2001 as Chief Operating Officer with an annual salary of $375,000 and was granted an option to purchase 100,000 shares at $8.7813 per share.

                          OPTION GRANTS AND EXERCISES

                                                                                           POTENTIAL REALIZABLE VALUE
                                                                                           AT ASSUMED ANNUAL RATES OF
                                                                                          STOCK PRICE APPRECIATION FOR
                                                INDIVIDUAL GRANTS                                OPTION TERM(2)
                          -------------------------------------------------------------   -----------------------------
                          NUMBER OF
                          SECURITIES   PERCENT OF TOTAL
                          UNDERLYING    OPTION GRANTED
                           OPTIONS     TO EMPLOYEES IN    EXERCISE OR
          NAME            GRANTED(1)     FISCAL YEAR      BASE PRICE    EXPIRATION DATE        5%              10%
          ----            ----------   ----------------   -----------   ---------------   -------------   -------------
Anthony J. Ley..........    70,000           2.3%          $23.5625         8/1/2010       $1,037,283      $2,628,679
Moshe Nazarathy.........    40,000           1.3%           23.5625         8/1/2010          592,733       1,502,102
Mark Carrington.........    20,000           0.7%           31.5625        7/18/2010          396,990       1,006,050
Mark Carrington.........    10,000           0.3%           23.5625         8/1/2010          148,183         375,526
Israel Levi.............    30,000           1.0%           23.5625         8/1/2010          444,550       1,126,577
Robin N. Dickson........    45,000           1.5%           23.5625         8/1/2010          666,825       1,689,865

---------------
(1) The options were granted pursuant to the Company's 1995 Stock Plan, and become exercisable at a rate of 1/4 of the shares subject to the option one year after the date of grant and an additional 1/48 of the shares at the end of each month thereafter, subject to continued service as an employee. The term of each option is ten years.

(2) Potential gains are net of the exercise price but before taxes associated with the exercise. The 5% and 10% assumed annual rates of compounded stock appreciation are mandated by the rules of the Securities and Exchange Commission and do not represent the Company's estimate or projection of the future Common Stock price. Actual gains, if any, on stock option exercises will depend on the future financial performance of the Company, overall market conditions and the option holders' continued employment through the vesting period.

     The following table provides information with respect to the exercise of stock options during 2000 and the value of stock options held as of December 31, 2000 by each of the Named Executive Officers under the 1988 Stock Option Plan and the 1995 Stock Plan.

         AGGREGATE OPTION EXERCISES IN FISCAL 2000 AND YEAR-END VALUES

                                                                NUMBER OF SECURITIES           VALUE OF UNEXERCISED
                                                               UNDERLYING UNEXERCISED          IN-THE-MONEY OPTIONS
                                                                 OPTIONS AT 12/31/00              AT 12/31/00(2)
                       SHARES ACQUIRED                       ---------------------------   ----------------------------
        NAME             ON EXERCISE     VALUE REALIZED(1)   EXERCISABLE   UNEXERCISABLE   EXERCISABLE    UNEXERCISABLE
        ----           ---------------   -----------------   -----------   -------------   ------------   -------------
Anthony J. Ley.......      25,000           $  138,438         449,788        138,542       $1,099,003           --
Moshe Nazarathy......      33,332            3,687,989         118,710         65,290           16,512           --
Mark Carrington......          --                   --          17,673         90,213               --           --
Israel Levi..........          --                   --          80,514         55,292           71,376           --
Robin N. Dickson.....      11,332              190,185         116,606         72,792          269,175           --

---------------
(1) Value realized represents the difference between the exercise price of the options and the fair market value of the underlying securities on the date of exercise.

(2) Calculated by determining the difference between the fair market value of the Common Stock as of December 31, 2000 and the exercise price of the underlying options.

EMPLOYMENT AGREEMENTS

     The Company has entered into change-of-control severance agreements with Mr. Ley, Mr. Dickson, Mr. Levi and Mr. Moone which provide that in the event of termination within eighteen months of a change in control of the Company, Mr. Ley will receive a lump-sum payment of eighteen months' salary and benefits, and Mr. Dickson, Mr. Levi and Mr. Moone will each receive a lump-sum payment of one year's salary and benefits. These agreements also provide for the acceleration of unvested stock options held by the Named Executive Officer, subject to certain limitations.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Compensation Committee of the Board of Directors currently consists of Messrs. Kvamme and Lemieux. No member of the Compensation Committee or executive officer of the Company has a relationship that would constitute an interlocking relationship with executive officers or directors of another entity.

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION

     The members of the Compensation Committee of the Board of Directors are Messrs. Kvamme and Lemieux, neither of whom is an employee of the Company.

     The Compensation Committee is responsible for the approval of the Company's executive compensation policies. The Committee reviews and approves the base salary and incentive compensation paid to executive officers and administers the Company's stock plans. The Company's Board of Directors reviews and approves all stock option grants.

  Compensation Philosophy

     The Company's executive compensation programs are designed to attract, motivate and retain executives who will contribute significantly to the long-term success of the Company and the enhancement of stockholder value. In addition to base salary, certain elements of total compensation are payable in the form of variable incentive plans tied to the performance of the Company and the individual, and in equity-based plans designed to closely align executive and stockholder interests.

     The three key components of executive compensation in 2000 were:

     - Base Salary

     - Incentive Bonus Plan

     - Stock Option Plan

  Base Salary

     Base salary for executives, including that of the chief executive officer, is set according to the responsibilities of the position, the specific skills and experience of the individual and the competitive market for executive talent. In order to evaluate the competitive position of the Company's salary structure, the Committee makes reference to compensation surveys of comparable companies in the high-technology sector, the Company's industry and the Company's geographic location. Executive salary levels are set to approximate average rates, with the intent that superior performance under incentive bonus plans will enable the executive to elevate his total cash compensation to levels that are above the average of comparable companies. The Committee reviews salaries annually and adjusts them as appropriate to reflect changes in market conditions and individual performance and responsibilities.

  Incentive Bonus Plan

     The Company's annual incentive bonus plan reflects the Committee's belief that a meaningful component of executive compensation should be contingent on the performance of the Company and the individual executive officer. In 2000, the Company's incentive bonus plan was based in part upon the attainment of certain revenue and operating profit goals with a target bonus established for each participant. The Committee also has discretion to adjust a portion of the actual bonus according to the Committee's evaluation of each individual's performance. In 2000, the Company's financial results did not meet internal or external expectations of either revenue or pro forma operating income and no bonuses were paid based on financial performance. The Committee exercised its discretion to pay bonuses according to its evaluation of the individual performance of each executive officer.

  Stock Option Plans

     The Committee believes that the Company's stock option plans are an essential tool to link the long-term interests of stockholders and employees, especially executive management, and serves to motivate executives to make decisions that will, in the long run, give the best returns to stockholders. Stock options are generally granted when an executive joins the Company, and on an annual basis thereafter. These options typically vest over a four year period and are granted at an exercise price equal to the fair market value of the Company's Common Stock at the date of grant. The size of initial option grants is based upon the position, responsibilities and expected contribution of the individual, with subsequent grants also taking into account the individual's performance and the vesting status of previously granted options. This approach is designed to maximize stockholder value over a long term, as no benefit is realized from the option grant unless the price of the Company's Common Stock has increased over a number of years.

     In addition to the Option Plan, executive officers are eligible to participate in the Company's 1995 Employee Stock Plan. This Plan allows eligible employees to purchase the Company's Common Stock at a price equal to 85% of the lower of the fair market value at the beginning of the offering period or the fair market value at the end of the purchase period, with the amount of discount limited to 10% of base salary.

     Other elements of executive compensation include life and long-term disability insurance, medical benefits and a 401(k) deferred compensation plan. The Company makes matching contributions to the 401(k) plan up to $750 per annum per participant. All such benefits are available to all regular, full-time U.S. employees of the Company.

     The compensation of the Chief Executive Officer in 2000 was determined in a manner substantially consistent with that of other executive officers.

                                          Compensation Committee

                                          E. Floyd Kvamme
                                          Barry D. Lemieux

PERFORMANCE GRAPH

     Set forth below is a line graph comparing the annual percentage change in the cumulative return to the stockholders of the Company's Common Stock with the cumulative return of the Standard & Poor's 500 Index and of the Nasdaq Telecom Index for the period commencing December 31, 1995 and ending on December 31, 2000. The graph assumes that $100 was invested in each of the Company's Common Stock, in the S&P 500 and a peer group index on December 31, 1995. Historic stock price performance is not necessarily indicative of future stock price performance.

                              [PERFORMANCE GRAPH]

--------------------------------------------------------------------------------------
                       12/31/95   12/31/96   12/31/97   12/31/98   12/31/99   12/29/00
--------------------------------------------------------------------------------------
 HLIT                    100       139.78      98.87     170.45    1726.15     103.42
 S&P500                  100       123.18     164.36     212.07     256.84     233.95
 Nasdaq Telecom          100       102.25     149.26     247.02     438.28     188.38
--------------------------------------------------------------------------------------

     The information contained above under the captions "Report of the Board of Directors on Executive Compensation" and "Performance Graph" shall not be deemed to be "soliciting material" or to be "filed" with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates it by reference into such filing.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

     The Audit Committee of the Board of Directors of Harmonic serves as the representative of the Board for general oversight of Harmonic's financial accounting and reporting process, system of internal control, audit process, and process for monitoring the compliance with laws and regulations. Harmonic's management has primary responsibility for preparing financial statements and the financial reporting process.

     The Audit Committee is composed of four non-employee members, each of whom is independent as defined by the Nasdaq rules. Harmonic's independent accountants, PricewaterhouseCoopers LLP, are responsible for expressing an opinion on the conformity of Harmonic's audited financial statements to generally accepted accounting principles. A copy of the Audit Committee Charter, which was first adopted by the Board of Directors on July 18, 2000 is attached to this Proxy Statement.

     The Audit Committee of the Board of Directors has:

     - reviewed and discussed the audited financial statements with Company management;

     - discussed with PricewaterhouseCoopers LLP the matters required to be discussed by Statement of Accounting Standards 61; and

     - reviewed the written disclosures and the letter from PricewaterhouseCoopers LLP required by Independence Standards Board Standard No. 1 and has discussed with PricewaterhouseCoopers LLP its independence.

     Based on the foregoing review and discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in Harmonic's 2000 Annual Report on Form 10-K filed with the Securities & Exchange Commission.

     Fees Billed to the Company by PricewaterhouseCoopers LLP during Fiscal 2000

     Audit Fees: The aggregate fees billed by PricewaterhouseCoopers for professional services rendered for the audit of Harmonic's fiscal year 2000 financial statements, and for the reviews of the financial statements included in each of the Company's Forms 10-Q are $300,000.

     Financial Information Systems Design and Implementation
Fees: PricewaterhouseCoopers did not bill for any professional services for financial information systems design or implementation for fiscal year 2000.

     All Other Fees: Aggregate fees billed for all other services rendered by PricewaterhouseCoopers, principally accounting and tax services related to acquisitions and registration statements, for fiscal year 2000 are $513,000.

     The Audit Committee has considered whether the services provided by PricewaterhouseCoopers LLP are compatible with maintaining the independence of PricewaterhouseCoopers LLP and has concluded that the independence of PricewaterhouseCoopers LLP is maintained and is not compromised by the services provided.

                                          The Audit Committee

                                          E. Floyd Kvamme     Barry Lemieux
                                          David Lane            Michel Vaillaud

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information known to the Company with respect to beneficial ownership of the Company's Common Stock as of the Record Date by (i) each beneficial owner of more than 5% of the Common Stock,
(ii) each director and each nominee, (iii) each Named Executive Officer and (iv) all directors and executive officers as a group. The Company was not aware of any beneficial owner of the Company's Common Stock who held more than 5% of the Company's Common Stock as of the Record Date. Except as otherwise indicated, each person has sole voting and investment power with respect to all shares shown as beneficially owned, subject to community property laws where applicable.

          NAME AND ADDRESS OF BENEFICIAL OWNER            NUMBER OF SHARES   PERCENT OF TOTAL
          ------------------------------------            ----------------   ----------------
T. Rowe Price Associates, Inc.(1).......................     3,337,632             5.7%
  100 E. Pratt Street, Baltimore, MD 21202
Merrill Lynch Investment Managers(1)....................     3,260,996             5.6%
  World Financial Center, North Tower
  250 Vesey Street, New York, NY 10381
Anthony J. Ley(2).......................................       754,919             1.3%
E. Floyd Kvamme.........................................       468,684               *
Baryn S. Futa(3)........................................        14,854               *
David A. Lane(4)........................................        45,866               *
Barry Lemieux(5)........................................        62,666               *
Michel L. Vaillaud(6)...................................        35,666               *
Moshe Nazarathy(7)......................................       235,568               *
Mark Carrington(8)......................................        25,701               *
Israel Levi(9)..........................................       100,590               *
Robin N. Dickson(10)....................................       176,417               *
All directors and executive officers as a group (14
  persons)(11)..........................................     2,050,343             3.5%

---------------
  *  Percentage of shares beneficially owned is less than one percent of total.

 (1) Based solely on a review of Schedule 13D, 13F and 13G filings with the Securities & Exchange Commission.

 (2) Includes 422,914 shares which may be acquired upon exercise of options exercisable within 60 days of April 20, 2001.

 (3) Includes 4,000 shares which may be acquired upon exercise of options exercisable within 60 days of April 20, 2001.

 (4) Includes 23,666 shares which may be acquired upon exercise of options exercisable within 60 days of April 20, 2001.

 (5) Includes 19,666 shares which may be acquired upon exercise of options exercisable within 60 days of April 20, 2001.

 (6) Includes 15,666 shares which may be acquired upon exercise of options exercisable within 60 days of April 20, 2001.

 (7) Dr. Nazarathy resigned from the Company on February 1, 2001. Based on Form 4 filed on March 8, 2001, Dr, Nazarathy owned 235,568 shares.

 (8) Mr. Carrington resigned from the Company on March 19, 2001. Based on Form 5 filed on February 13, 2001, Mr. Carrington owned 1,400 shares. Included in the number of shares above are 24,301 shares which may be acquired upon exercise of options exercisable within 60 days of April 20, 2001.

 (9) Includes 88,847 shares which may be acquired upon exercise of options exercisable within 60 days of April 20, 2001.

(10) Includes 125,355 shares which may be acquired upon exercise of options exercisable within 60 days of April 20, 2001.

(11) Includes 848,022 shares which may be acquired upon exercise of options exercisable within 60 days of April 20, 2001.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") requires the Company's executive officers and directors and persons who own more than ten percent of a registered class of the Company's equity securities to file an initial report of ownership on Form 3 and changes in ownership on Form 4 or Form 5 with the Securities and Exchange Commission (the "SEC") and the National Association of Securities Dealers, Inc. Executive officers, directors and greater than ten percent stockholders are also required by SEC rules to furnish the Company with copies of all Section 16(a) forms they file. Based solely on its review of the copies of such forms received by it or written representations from certain reporting persons, the Company believes that, with respect to 2000, all filing requirements applicable to its officers, directors and ten percent stockholders were complied with.

                                 OTHER MATTERS

     The Company knows of no other matters to be submitted at the meeting. If any other matters properly come before the meeting or any adjournment or postponement thereof, it is the intention of the persons named in the enclosed form of Proxy to vote the shares they represent as the Board of Directors may recommend.

Dated: April 26, 2001                     By Order of the Board of Directors

                                          /s/ Jeffrey D. Saper
                                          Jeffrey D. Saper,
                                          Secretary

                                                                      APPENDIX A

                                 HARMONIC INC.

                   BOARD OF DIRECTORS AUDIT COMMITTEE CHARTER

PURPOSE:

     The purpose of the Audit Committee of the Board of Directors of Harmonic Inc. (the "Company") shall be:

     - to provide oversight and monitoring of Company management and the independent auditors and their activities with respect to the Company's financial reporting process;

     - to provide the Company's Board of Directors with the results of its monitoring and recommendations derived therefrom;

     - to outline to the Board improvements made, or to be made, in internal accounting controls;

     - to nominate to the Board of Directors independent auditors to audit the Company's financial statements and oversee the activities and independence of the auditors; and

     - to provide to the Board of Directors such additional information and materials as it may deem necessary to make the Board of Directors aware of significant financial matters that require the attention of the Board of Directors.

     The Audit Committee will undertake those specific duties and responsibilities listed below and such other duties as the Board of Directors may from time to time prescribe.

MEMBERSHIP

     The Audit Committee members will be appointed by, and will serve at the discretion of, the Board of Directors and will consist of at least three members of the Board of Directors. On or before June 14, 2001, the members will meet the following criteria:

     1. Each member will be an independent director, in accordance with the Nasdaq National Market Audit Committee requirements;

     2. Each member will be able to read and understand fundamental financial statements, in accordance with the Nasdaq National Market Audit Committee requirements; and

     3. At least one member will have past employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background, including a current or past position as a chief executive or financial officer or other senior officer with financial oversight responsibilities.

RESPONSIBILITIES

     The responsibilities of the Audit Committee shall include:

     - Providing oversight and monitoring of Company management and the independent auditors and their activities with respect to the Company's financial reporting process;

     - Recommending the selection and, where appropriate, replacement of the independent auditors to the Board of Directors;

     - Reviewing fee arrangements with the independent auditors;

     - Reviewing the independent auditors' proposed audit scope, approach and independence;

     - Reviewing the performance of the independent auditors, who shall be accountable to the Board of Directors and the Audit Committee;

     - Requesting from the independent auditors a formal written statement delineating all relationships between the auditor and the Company, consistent with Independent Standards Board Standard No. 1, and engaging in a dialogue with the auditors with respect to any disclosed relationships or services that may impact the objectivity and independence of the auditors;

     - Directing the Company's independent auditors to review before filing with the SEC the Company's interim financial statements included in Quarterly Reports on Form 10-Q, using professional standards and procedures for conducting such reviews;

     - Discussing with the Company's independent auditors the matters required to be discussed by Statement on Accounting Standard No. 61, as it may be modified or supplemented;

     - Reviewing with management, before release, the audited financial statements and Management's Discussion and Analysis in the Company's Annual Report on Form 10-K;

     - Providing a report in the Company's proxy statement in accordance with the requirements of Item 306 of Regulation S-K and Item 7(e)(3) of
       Schedule 14A;

     - Reviewing the Audit Committee's own structure, processes and membership requirements;

     - Reviewing on a continuing basis the adequacy of the Company's system of internal controls;

     - Conducting a post-audit review of the financial statements and audit findings, including any significant suggestions for improvements provided to management by the independent auditors;

     - Reviewing management's monitoring of compliance with the Company's Standards of Business Conduct and with the Foreign Corrupt Practices Act;

     - Reviewing, in conjunction with counsel, when necessary, any legal matters that could have a significant impact on the Company's financial statements;

     - Providing oversight and review of the Company's investment policies;

     - If necessary, instituting special investigations and, if appropriate, hiring special counsel or experts to assist;

     - Reviewing related party transactions for potential conflicts of interest; and

     - Performing such other duties as may be requested by the Board of Directors.

MEETINGS

     The Audit Committee will meet at least quarterly. The Audit Committee may establish its own schedule, which it will provide to the Board of Directors in advance.

     The Audit Committee will meet separately with the independent auditors as well as members of the Company's management as it deems appropriate in order to review the financial controls of the Company.

MINUTES

     The Audit Committee will maintain written minutes of its meetings, which minutes will be filed with the minutes of the meetings of the Board of Directors.

REPORTS

     Apart from the report prepared pursuant to Item 306 of Regulation S-K and
Item 7(e)(3) of Schedule 14A, the Audit Committee will summarize its examinations and recommendations to the Board in written form from time to time as may be appropriate, consistent with the Committee's charter.

The Board of Directors of Harmonic Inc. recommends a vote FOR                                       Please mark your votes as
Proposal Nos. 1, 2, 3 and 4.                                                                        Indicated in this example.  X
This Proxy will be voted as specified hereon.
This Proxy will be voted FOR Proposal Nos. 1, 2, 3 and 4
if no specification is made.
                                                                      2.  To approve an amendment to the 1995 Stock Plan to
1.  To elect the following directors to serve for the                     increase the number of shares of Common Stock reserved
    ensuing year or until their successors are elected and                for issuance thereunder by 1,400,000 shares.
    duly qualified: Anthony J. Ley, Baryn S. Futa, E. Floyd
    Kvamme, David A. Lane, Barry D. Lemieux and Michel Vaillaud.          FOR                    AGAINST                  ABSTAIN

    To withhold authority to vote for a particular nominee or nominees, write the name(s) of such nominee(s) here:_________________________________________________

    FOR                    AGAINST                  ABSTAIN
                                                                      4.  To transact such other business as may properly come
3.  To ratify the appointment of PricewaterhouseCoopers LLP               before the meeting and any adjournment or postponement
    as independent auditors of the Company for the fiscal                 thereof.
    year ending December 31, 2001.
                                                                          FOR                    AGAINST                  ABSTAIN
    FOR                    AGAINST                  ABSTAIN

                                                                       Please sign exactly as your name(s) is (are) shown on the
                                                                       share certificate to which the Proxy applies. When shares
                                                                       are held by joint tenants, both should sign. When signing as an attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please
                                                                       sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.


                     ****IF YOU WISH TO VOTE BY TELEPHONE OR INTERNET, PLEASE READ THE INSTRUCTIONS BELOW****

Signature __________________________________________________________________________________________ Date __________________________
                      PLEASE COMPLETE, SIGN AND DATE THIS PROXY AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

                                   YOUR VOTE IS IMPORTANT! - YOU CAN VOTE IN ONE OF THREE WAYS:

1.  VOTE BY PHONE: Call TOLL FREE 1-800-xxx-xxxx on a Touch-Tone telephone 24 hours a day - 7 days a week. There is NO CHARGE to you for this call. Your telephone vote will authorize the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. You will then be given the following instructions:

                               Proposal 1: To vote FOR, press 1; AGAINST, press 9; ABSTAIN, press 0.
                               Proposal 2: To vote FOR, press 1; AGAINST, press 9; ABSTAIN, press 0.
                               Proposal 3: To vote FOR, press 1; AGAINST, press 9; ABSTAIN, press 0.
                               Proposal 4: To vote FOR, press 1; AGAINST, press 9; ABSTAIN, press 0.

                                        WHEN ASKED, PLEASE CONFIRM YOUR VOTE BY PRESSING 1.

                                                                OR

2.  VOTE BY INTERNET: Follow the instructions at our Website Address: http://www.harmonicinc.com.

                                                                OR

3.  VOTE BY MAIL: Mark, sign and date your proxy card and return it promptly in the enclosed envelope.

                         PLEASE DO NOT RETURN THE ABOVE PROXY CARD IF YOU VOTE BY TELEPHONE OR INTERNET.

                                  HARMONIC INC.
                                 549 Baltic Way
                               Sunnyvale, CA 94089

                                  PROXY FOR AN
                         ANNUAL MEETING OF STOCKHOLDERS
                                  JUNE 18, 2001

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


The undersigned hereby appoints Anthony J. Ley and Robin N. Dickson, and each or either of them as Proxies of the undersigned, with full power of substitution, and hereby authorizes them to represent and to vote, as designated on the reverse side, all of the shares of Common Stock of Harmonic Inc., held of record by the undersigned on April 20, 2001 at the Annual Meeting of Stockholders of Harmonic Inc. to be held at The Westin Santa Clara, 5101 Great America Parkway, Santa Clara, Calif., on June 18, 2001, at 8:00 A.M. Pacific Time, or at any adjournment thereof.

          (Continued and to be marked, dated and signed on other side)

--------------------------------------------------------------------------------
                              FOLD AND DETACH HERE


          YOUR VOTE IS IMPORTANT! - YOU CAN VOTE IN ONE OF THREE WAYS:

1. VOTE BY PHONE: Call TOLL FREE 1-800-XXX-XXXX on a Touch-Tone telephone 24 hours a day - 7 days a week. There is NO CHARGE to you for this call.

                                       OR

2. VOTE BY INTERNET: Follow the instructions at our Website Address: http://www.harmonicinc.com.

                                       OR

3. VOTE BY MAIL: Mark, sign and date your proxy card and return it promptly in the enclosed envelope.

                                   PLEASE VOTE

    IT IS NOT NECESSARY TO MAIL YOUR PROXY CARD, IF YOU VOTE BY TELEPHONE OR
                                   INTERNET.